UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2011

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 29, 2011, Liberty Media Corporation (the “Company”) announced that Greg Maffei, President and CEO of the Company, will be presenting at the UBS Global Media and Communications Conference on Monday, December 5 at 11:00 a.m., Eastern Time at the Grand Hyatt New York in New York City, NY.
This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Item 8.01. Other Events

On November 28, 2011, the Company issued a press release (the “Conversion Press Release”) announcing the completion of the combination of the Company's two tracking stocks by converting (the “Conversion”) each share of its Liberty Starz common stock into 0.88129 of a share of the corresponding series of Liberty Capital common stock, with cash paid in lieu of fractional shares, effective at 5:00 p.m., New York City time on Monday, November 28, 2011. The Conversion Press Release also announced that the Company's Series A and Series B Liberty Capital common stock would trade under the new Nasdaq symbols LMCA and LMCB, respectively, beginning on November 29, 2011.
The Conversion Press Release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated November 29, 2011.
99.2	Conversion Press Release dated November 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2011

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated November 29, 2011.
99.2	Conversion Press Release dated November 28, 2011.